Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-272377 and 333-273028) and Form S-8 (No. 333-272266) of Brenmiller Energy Ltd. of our report dated March 18, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

March 18, 2024

Tel Aviv, Israel